EXHIBIT 10.2
King Features Syndicate Division
THE HEARST CORPORATION
235 East 45th Street
New York, New York 10017
March 11, 1976
Gentlemen:
     The following when executed by the parties hereto shall set forth our agreement with respect to your use of the characters contained in the cartoon strip entitled POPEYE, their names, pictures, likenesses, images, symbols, caricatures, cartoons and signatures in connection with your business as specifically described below on the following terms and conditions:
     2. We hereby agree not to object to your use and registration of the mark POPEYES in connection with your business and trade during the term of this agreement and after* which
*	the expiration of the original copyright for the POPEYE cartoon feature business and trade is hereby described as the operation and supply and franchising the operation of restaurants specializing in the sale of food items such as fried chicken, french fries and other prepared or packaged foods or food ingredients.*

*	the foregoing shall not apply to the reproduction of any of the copyrighted designs or the features licensed hereunder.

     7.   All decisions relating to your business as described hereunder and the operation thereof shall be, except as otherwise provided herein, within your sole power and discretion.
     You are aware of the high reputation that the Cartoon and Characters enjoy and you agree that the quality of services, products and facilities provided by you and your franchisees and/or licensees hereunder shall accord with and maintain this high reputation, and that said cartoon characters will not in any way be used by you or your franchisees in any way that will disparage the POPEYE cartoon or the characters thereof.
     8.   We shall make available to you without cost at your request existing original drawings, color separations or other mechanical aspects of the Cartoon for your use hereunder. You will return all of the foregoing to us in good condition upon request. Further, we shall furnish such cooperation and assistance to you, at your request, as we are able with respect to the use of said artwork and Cartoon hereunder in your business.
     9.   As a material condition of this agreement, you will properly affix to each reproduction of the Cartoon or any part thereof licensed hereunder such due notice of copyright in the name of King Features Syndicate, Inc. (or any such other name as is furnished therefor in writing by us to you), as is provided by the Universal Copyright Convention, such as “(c) by King Features Syndicate, Inc.”, and including in such notice as part thereof the proper year or years.
     10.   We shall have the continuing right to approve all artistic and literary materials displaying the cartoon characters and name thereof licensed herein, and the manner of their use hereunder before said use. Such approval shall be in our sole discretion, shall be in writing, and shall not be unreasonably withheld. However, if we fail to approve or disapprove of any such materials within fifteen (15) days of our receipt thereof, our approval thereof shall be conclusively presumed.
     11.   Upon the happening of any one of the following events, we shall have the option to terminate this agreement forthwith: the filing by you of a petition in bankruptcy; the filing against you of a petition of bankruptcy and the failure of you to take affirmative action within sixty (60) days to have such a petition dismissed; the making by you of a general assignment for the benefit of your creditors; the involuntary appointment of a receiver or trustee of all or substantially all of your assets and the failure by you to take affirmative action within sixty (60) days to have such appointment dismissed; the application for relief by you under any insolvency law; the liquidation, in whole or in part, of your business.
     13.   Except as otherwise provided herein, we warrant and represent that we have not heretofore granted nor will we hereafter grant any rights inconsistent with or in direct conflict with those granted hereunder. We further warrant and represent that we are the copyright proprietor of said Cartoon or possess the rights we are hereunder granting from the said owner. It is understood that no warranty or representation is made by us with regard to the use of the name WIMPY or variations thereof and the use of said name may subject you to legal liability.
     14.   You acknowledge that the rights granted hereunder are of a special, unique and extraordinary nature and that the breach of this agreement will cause irreparable damage incapable of adequate compensation by damages in an action at law and accordingly, we shall be entitled to and you consent to injunctive or other equitable relief to prevent or cure any breach or threatened breach of this agreement by you.
     15.   You agree to indemnify and hold us, King Features Syndicate, Inc., and their and our respective successors and assigns, harmless from and against all loss, liability, damage and expense (including reasonable attorney’s fees) arising out of any claims, demands, actions or suits resulting from your operation hereunder and in connection with the supply, operation of or franchising of POPEYES restaurants.
     You warrant, represent and agree that you will exercise your best efforts to insure that all food or other materials sold or supplied by you and your franchisees and/or licensees and in connection with which the POPEYE cartoons are used will at all times be of good merchantable quality, fit for human consumption, free from any deleterious or injurious ingredients or substances and shall be manufactured in strict adherence to all applicable federal, state and local laws.
     16.   Nothing herein contained shall be deemed to create a partnership, joint venture or other similar relationship between us.
     17.   You shall have no right to use the Cartoon or any part thereof of equivalent thereto except to the extent expressly permitted hereunder. In this connection, it is understood that you shall have no right hereunder to reproduce, use or sell or cause to be sold reproductions of the Cartoon, or any part thereof, either alone or in combination with any product or thing offered for sale or resale, except as specifically authorized in paragraphs 1 and 2 hereof with respect to the described operation of the restaurant business only. Upon termination of this agreement, you agree that you will not in any way or manner in connection with the sale of any product, service or thing, use or cause to be used, directly or indirectly, the Cartoon or any part, name or element thereof as licensed hereunder. However, nothing herein shall be construed to require your discontinuance of the POPEYES mark for your restaurant services or food products after this agreement is terminated.
     18.   Any and all rights in and to the said Cartoon and Characters not expressly granted to you herein are reserved to us and any one or more of these said rights may be exercised or enjoyed by us, directly or indirectly, at any and all times.

     19.   Any and all rights and remedies reserved by or to us herein shall be cumulative and shall not exclude any other right or remedy legally or equitably available. Our failure to insist upon the strict performance of any of the covenants or terms hereof to be performed by you shall not be construed as a waiver of such covenants or terms.
     20.   All notices required or desired to be given hereunder shall be by registered mail or telegram to the parties hereto at their addresses herein set forth or as such may be from time to time supplied in writing. Notices given by registered mail shall be deemed given on actual receipt by the addressee or on the seventh day following delivery to the post office, whichever occurs first; and those by telegram on the date delivered to the addressee by the telegraph office.
     21.   You agree to pay any and all sales, use or other excise taxes, including interest and penalties, which may be now or hereafter imposed or levied on the transfer or use of the artwork or material hereunder or upon any of the rights herein licensed or the exercise thereof. However, none of the foregoing taxes shall be deemed to mean or include those imposed or levied on us in the nature of a corporate income tax.
     22.   This agreement sets forth the entire understanding of the parties and may not be modified or waived, in whole or in part, except in writing signed by the party against whom such modification or waiver in sought to be enforced. There are no warranties, representations or promises other than those herein expressly set forth. This agreement shall be construed in accordance with and governed by the laws of the United States of America, State of New York.
     23.   This agreement shall be binding upon and inure to the benefit of The Hearst Corporation and its successors and assigns.
     24.   In the event of the declaration by a judicial tribunal having jurisdiction over the parties of the invalidity of any portion of this agreement, such decision shall not affect the remaining portion which shall remain and continue in full force and effect.
     25.   See ‘87 Letter Agr

Very truly yours, KING FEATURES
BY:	/s/
Vice President & General Manager

ACCEPTED AND APPROVED: A. COPELAND ENTERPRISES, INC.
BY:	/s/ Alvin Copeland
Alvin Copeland, President

AMENDMENT
AGREEMENT effective as of January 1, 2007 by and between Hearst Holdings, Inc., King Features Syndicate Division, a Delaware corporation with offices at 888 Seventh Avenue, New York, New York 10019 (“HHI”) and AFC Enterprises, Inc., a Minnesota corporation with offices at 5555 Glenridge Connector, NE, Suite 300, Atlanta, Georgia 30342 (“AFCE”) (hereinafter referred to as the “January 1, 2007 Amendment”).
     WHEREAS, The Hearst Corporation, King Features Syndicate Division (“Hearst”) and A. Copeland Enterprises, Inc. entered into an agreement dated March 11, 1976 relating inter alia to the use of the POPEYE cartoon in connection with POPEYES restaurants inside of the United States (the “Domestic Agreement”); and
     WHEREAS, Hearst, A. Copeland Enterprises, Inc. and Popeyes Famous Fried Chicken, Inc. (“PPFC”) entered into an agreement dated January 1, 1981 (the “Assignment and Amendment”) which inter alia amended the Domestic Agreement and assigned the rights and obligations of A. Copeland Enterprises, Inc. under the Domestic Agreement to PPFC; and
     WHEREAS, Hearst and PPFC entered into an agreement dated January 1, 1981 relating inter alia to the use of the POPEYE cartoon in connection with POPEYES restaurants outside of the United States (the “International Agreement”); and
     WHEREAS, Hearst and PPFC entered into a letter agreement dated September 17, 1981 (the “Letter Agreement of September 17, 1981”) which amended the Domestic Agreement and the International Agreement; and
     WHEREAS, King Features Syndicate, Inc., Hearst, POPEYES, Inc., and A. Copeland Enterprises, Inc. entered into an agreement dated December 19, 1985 (the “License Agreement”) which refers to and is controlled by the Domestic Agreement; and
     WHEREAS, Hearst and POPEYES, Inc. entered into a letter agreement dated July 20, 1987 (the “Letter Agreement of July 20, 1987”) which amended the Domestic Agreement; and
     WHEREAS, Biscuits Investments, Inc., Canadian Imperial Bank of Commerce, and Hearst entered into an agreement which was signed by the last party on September 22, 1989 (the “Consent Relative to Security Agreement”) which amended the Domestic Agreement and the International Agreement and which was based on agreements, confirmations and representations of POPEYES, Inc., in a letter dated March 17, 1989; and

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     WHEREAS, Hearst and America’s Favorite Chicken Company (“AFC”) entered into an agreement dated July 12, 1995 (the “Japanese Agreement”) which amended the International Agreement; and
     WHEREAS, Hearst and AFC entered into an agreement dated December 31, 1995 (the “December 31, 1995 Amendment”) which amended, among other provisions, the royalty provisions of the Domestic Agreement and the International Agreement; and
     WHEREAS, AFCE by a succession of inter mesne assignments, name changes and mergers has succeeded to and accepted the rights and obligations of PFFC, POPEYES, Inc, and AFC under the Domestic Agreement as amended and the International Agreement as amended; and
     WHEREAS, Hearst has assigned to HHI its rights and obligations under the Domestic Agreement as amended and the International Agreement as amended and HHI accepted such rights and obligations of Hearst; and
     WHEREAS, HHI and AFCE entered into an agreement dated January 1, 2002 (the “January 1, 2002 Amendment”) which, among other provisions, removed from the grant of rights under the Domestic Agreement as amended, and the License Agreement as amended, all rights relating to the companion characters of the POPEYE cartoon strip and also limited the exclusivity of the licensed use of the POPEYE character; and
     WHEREAS, HH1 and AFCE entered into a letter agreement dated July 9, 2003 in which the parties clarified the procedures for making CPI-U adjustments to the Annual Fee pursuant to the provisions of the January 1, 2002 Amendment; and
     WHEREAS, AFCE wishes to utilize the companion characters of the POPEYE cartoon strip in connection with POPEYES restaurants in the United States territories of Puerto Rico, Guam, Northern Mariana Islands, and the United States Virgin Islands; and
     WHEREAS, as consideration for the additional grant of rights, AFCE is willing to modify the exclusivity provisions of the International Agreement.
     NOW, THEREFORE, in consideration of the foregoing premises and of the respective promises, covenants, representations and warranties contained herein, HHI and AFCE hereby agree as follows:
     1. The United States territories of Puerto Rico, Guam, Northern Mariana Islands, and the United States Virgin Islands shall be deleted from the grant of rights licensed to AFCE under the Domestic Agreement as amended,

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and the License Agreement as amended, and shall be added to Schedule A of the International Agreement.
     2. Notwithstanding anything to the contrary in the International Agreement, HHI shall have the right to license third parties to use the Cartoon to promote restaurants located in any country covered under the International Agreement, subject to the following:
(a)	HHI may not grant such a license to promote restaurants in any country in which AFCE is then currently operating “locally-based” POPEYES restaurants or in which AFCE has a signed development agreement pursuant to which a “locally-based” POPEYES restaurant is scheduled to open within six (6) months;

(a)	HHI may not grant such a license to any restaurant chain that derives more than fifty (50%) percent of its gross sales from prepared chicken (and not egg) products (e.g., chicken fingers, fried chicken, roasted chicken and chicken sandwiches);

(b)	Any one (1) promotion cannot exceed two (2) months in its active phase;

(c)	No one (1) restaurant chain may be granted the right to conduct more than two (2) such promotions in any period of eighteen (18) consecutive months; and

(d)	For the purposes of subsection (a) above, POPEYES restaurants located on the premises of United States military bases shall not be considered “locally-based” restaurants.
The parties agree to work together to ensure that AFCE’s operation and development of POPEYES restaurants pursuant to the International Agreement and HHI’s licensing of the use of the Cartoon to promote restaurants pursuant to the provisions of this Section 2 do not conflict. Accordingly, a list of the countries in which AFCE is currently operating “locally-based” POPEYES restaurants and in which AFCE has a signed development agreements pursuant to which a “locally-based” POPEYES restaurant is scheduled to open within the next six (6) months is attached hereto as Exhibit A. AFCE shall promptly provide HHI with any updates that should be made to Exhibit A (i.e., any countries that should be added or removed) Similarly, HHI shall promptly notify AFCE of any licenses for the use of the Cartoon to promote restaurants granted to third parties pursuant to the provisions of this Section 2.
     Except as expressly set forth above, all of the terms and conditions of the Domestic Agreement as previously amended, the International Agreement as

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previously amended, and the License Agreement as previously amended shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have duly executed this January 1, 2007 Amendment effective as of the date first written above.

HEARST HOLDINGS, INC. KING FEATURES SYNDICATE DIVISION		AFC ENTERPRISES, INC.

By:	/s/ T.R. Shepard III	By:	/s/ Cheryl Bachelder

Name:	T.R. Shepard III	Name:	Cheryl Bachelder

Title:	12/7/07	Title:	CEO

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Exhibit “A”
AFC Enterprises, Inc. — International Popeyes Chicken & Biscuits Locations

1.	Bahrain
2.	Canada
3.	China
4.	Egypt
5.	Guam
6.	Guyana
7.	Honduras
8.	Indonesia
9.	Jamaica
10.	Trinidad
11.	Jordan
12.	Korea
13.	Kuwait
14.	Mexico
15.	Panama
16.	Puerto Rico
17.	Saudi Arabia
18.	Singapore
19.	Suriname
20.	Turkey
21.	United Arab Emirates

AMENDMENT
     AGREEMENT effective as of November 30, 2009 by and between Hearst Holdings, Inc., King Features Syndicate Division, a Delaware corporation with offices at 888 Seventh Avenue, New York, New York 10019 (“HHI”) and AFC Enterprises, Inc., a Minnesota corporation with offices at 5555 Glenridge Connector, NE, Suite 300, Atlanta, Georgia 30342 (“AFCE”) (hereinafter referred to as the “November 30, 2009 Amendment”).
     WHEREAS, The Hearst Corporation, King Features Syndicate Division (“Hearst”) and A. Copeland Enterprises, Inc. entered into an agreement dated March 11, 1976 relating inter alia to the use of the POPEYE cartoon in connection with POPEYES restaurants inside of the United States (the “Domestic Agreement”); and
     WHEREAS, Hearst, A. Copeland Enterprises, Inc. and Popeyes Famous Fried Chicken, Inc. (“PPFC”) entered into an agreement dated January 1, 1981 (the “Assignment and Amendment”) which inter alia amended the Domestic Agreement and assigned the rights and obligations of A. Copeland Enterprises, Inc. under the Domestic Agreement to PPFC; and
     WHEREAS, Hearst and PPFC entered into an agreement dated January 1, 1981 relating inter alia to the use of the POPEYE cartoon in connection with POPEYES restaurants outside of the United States (the “International Agreement”); and
     WHEREAS, Hearst and PPFC entered into a letter agreement dated September 17, 1981 (the “Letter Agreement of September 17, 1981”) which amended the Domestic Agreement and the International Agreement; and
     WHEREAS, King Features Syndicate, Inc., Hearst, POPEYES, Inc., and A. Copeland Enterprises, Inc. entered into an agreement dated December 19, 1985 (the “License Agreement”) which refers to and is controlled by the Domestic Agreement; and
     WHEREAS, Hearst and POPEYES, Inc. entered into a letter agreement dated July 20, 1987 (the “Letter Agreement of July 20, 1987”) which amended the Domestic Agreement; and
     WHEREAS, Biscuits Investments, Inc., Canadian Imperial Bank of Commerce, and Hearst entered into an agreement which was signed by the last party on September 22, 1989 (the “Consent Relative to Security Agreement”) which amended the Domestic Agreement and the International Agreement and which was based on agreements, confirmations and representations of POPEYES, Inc., in a letter dated March 17, 1989; and

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     WHEREAS, Hearst and America’s Favorite Chicken Company (“AFC”) entered into an agreement dated July 12, 1995 (the “Japanese Agreement”) which amended the International Agreement; and
     WHEREAS, Hearst and AFC entered into an agreement dated December 31, 1995 (the “December 31, 1995 Amendment”) which amended, among other provisions, the royalty provisions of the Domestic Agreement and the International Agreement; and
     WHEREAS, AFCE by a succession of inter mesne assignments, name changes and mergers has succeeded to and accepted the rights and obligations of PFFC, POPEYES, Inc. and AFC under the Domestic Agreement as amended and the International Agreement as amended; and
     WHEREAS, Hearst has assigned to HHI its rights and obligations under the Domestic Agreement as amended and the International Agreement as amended and HHI accepted such rights and obligations of Hearst; and
     WHEREAS, HHI and AFCE entered into an agreement dated January 1, 2002 (the “January 1, 2002 Amendment”) which, among other provisions, removed from the grant of rights under the Domestic Agreement as amended, and the License Agreement as amended, all rights relating to the companion characters of the POPEYE cartoon strip and also limited the exclusivity of the licensed use of the POPEYE character; and
     WHEREAS, HHI and AFCE entered into a letter agreement dated July 9, 2003 in which the parties clarified the procedures for making CPI-U adjustments to the Annual Fee pursuant to the provisions of the January 1, 2002 Amendment; and
     WHEREAS, HHI and AFCE entered into an agreement dated January 1, 2007 (the “January 1, 2007 Amendment”) pursuant to which HHI granted AFCE the rights to utilize the companion characters of the POPEYE cartoon strip in connection with POPEYES restaurants in the United States territories of Puerto Rico, Guam, Northern Mariana Islands, and the United States Virgin Islands and which modified the exclusivity provisions of the International Agreement; and
     WHEREAS, the terms of the Domestic Agreement and the International Agreement are currently scheduled to expire on June 30, 2010, and HHI and AFCE are to commence good faith negotiations regarding a further extension of the terms of the Domestic Agreement and the International Agreement on or before December 1, 2009; and
     WHEREAS, HHI and AFCE wish to postpone the commencement of the good faith negotiations regarding a further extension of the terms of the Domestic Agreement and the International Agreement for a period of two years and six

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months (i.e., until a date which is on or before June 1, 2012) and to extend the terms of the Domestic Agreement and the International Agreement for a corresponding period of two years and six months (i.e., through December 31, 2012);
     NOW, THEREFORE, in consideration of the foregoing premises and of the respective promises, covenants, representations and warranties contained herein, HHI and AFCE hereby agree as follows:
1. Instead of expiring on June 30, 2010, the terms of the Domestic Agreement and the International Agreement shall now extend through December 31, 2012. Furthermore, the parties now agree to commence good faith negotiations regarding a further extension of the terms of the Domestic Agreement and the International Agreement on or before June 1, 2012.
     Accordingly, Paragraph 7 of the January 1, 2002 Amendment is hereby deleted and replaced with the following:
7. The terms of the Domestic Agreement and the International Agreement shall extend through December 31, 2012. HHI and AFCE agree to commence good faith negotiations regarding a further extension of the term of the Domestic and International Agreements on or before June 1, 2012. In the event that HHI and AFCE do not agree to extend the terms of the Domestic Agreement or the International Agreement by December 31, 2012, then the non-extended agreement will be deemed terminated for all intents and purposes as set forth in the Domestic Agreement as amended, and the International Agreement as amended. The non-extension of one agreement shall not affect the continuing validity of the other agreement, assuming it is properly extended per its terms or other agreement between the parties. Further, the obligation of AFCE to pay any royalties pursuant to Paragraph 4 hereof shall cease at such time that the copyrights for the POPEYE cartoon as it appeared in newspapers during March 1976 expire, provided that in no event shall such obligation of AFCE cease prior to December 31, 2012.
     Additionally, the last sentence of Subparagraph 4(a) of the January 1, 2002 Amendment is hereby deleted and replaced with the following:
Notwithstanding the foregoing, the first such installment shall be paid upon execution of this January 1, 2002 Amendment by AFCE and HHI.
     Finally, the last sentence of the third paragraph of the letter agreement dated July 9, 2003 and the last sentence of Subparagraph 4(b) of the January 1, 2002 Amendment are hereby deleted and replaced with the following:

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     The last pro-rated Annual Fee (for the year 2012), will be reconciled with the actual annual CPI-U no later than July 1, 2013.
     Except as expressly set forth above, all of the terms and conditions of the Domestic Agreement as previously amended, the International Agreement as previously amended, and the License Agreement as previously amended shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have duly executed this November 30, 2009 Amendment effective as of the date first written above.

HEARST HOLDINGS, INC. KING FEATURES SYNDICATE DIVISION		AFC ENTERPRISES, INC.

By:	/s/ T.R. Shepard III	By:	/s/ Cheryl A. Bachelder

Name:	T.R. Shepard III	Name:	Cheryl A. Bachelder

Title:	President	Title:	CEO

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